EXHIBIT 10.2
Revenue
Stamp
April 5, 2004
Loan Agreement

This Loan Agreement is made and entered into by and between EFC Co., Ltd., as the lessor and ECOSS, Inc. as the lessee. The parties hereto hereby agree as follows:

Article 1 (Loan)
The lessee loaned JPY 18,000,000 from the lessor by promising that the lessee will pay back the amount. Provided, however, that the loan date shall be April 5, 2004.

Article 2 (Repayment)
The repayment period for the loan in the preceding article shall be as stated on the attached Loan Repayment Schedule, and the lessee shall make repayment by remitting to the bank account designated by the lessor.

Article 3 (Interest)
Interest shall be three (3) percent per annum on the principal, and the applicable interest shall be paid by bank remittance to the bank account designated by the lessor on the payment date for the interest as per enclosure.

Article 4 (Delinquency Charges)
In the event the lessee has lost the benefit of term, the lessee shall pay a delinquent payment at the rate of seven (7) percent per annum from the day of the forfeiture of profit to complete settlement.

Article 5 (Forfeiture of Profits for the Term)
In the event of any one of the following, the lessee shall lose the benefit of term without requiring notification from the lessor and shall immediately pay to the lessor the principal at that time.

1.	When the lessee falls one month or more into arrears with the payment of the principal or interest thereof;
2.	In the event of application for forcible execution, executive injunction, or auction with regard to other liabilities of the lessee or declaration of bankruptcy;
3.	In the event the lessee is subject to disposition for failure to pay taxes and other public charges; and
4.	In the event a draft or check drawn, endorsed, or guaranteed by the lessee has been dishonored.

Article 6 (Agreed Jurisdiction)
The parties hereto have agreed that any disputes arising among them relating to this Agreement shall be settled in a district court in the area where the lessor resides, which shall assume exclusive jurisdiction as the installment court of first instance.

IN WITNESS WHEREOF, two (2) copies of this Agreement shall be made, and the parties hereto shall, after signing and affixing seals to the two copies, retain one copy each respectively.

Loan Repayment Schedule

ECOSS Inc.
1-14-6 Dougenzaka, Shibuya-ku, Tokyo, Japan

EFC Co., Ltd.,
1-14-6 Dougenzaka, Shibuya-ku, Tokyo, Japan

Contract Amount	Expiry Date of Contract	Date of Contract	Interest Rate	Interest Payment Method
18,000,000	January 4, 2006	April 5, 2004	3.00%	Pay Later

Times	Date	Total of Principal & Interest	Installment repayment amount	Interest Amount	Basic				New Balance
					Principal	From	To	Interest Rate
0	5-Apr-04	-	-	-				3.00%	18,000,000
1	9-Apr-04	382,050	374,653	7,397	18,000,000	5-Apr-04	9-Apr-04	3.00%	17,625,347
2	1-Jun-04	4,000,000	3,921,773	78,227	17,625,347	9-Apr-04	1-Jun-04	3.00%	13,703,574
3	2-Aug-04	830,958	760,000	70,958	13,703,574	1-Jun-04	2-Aug-04	3.00%	12,943,574
4	31-Aug-04	791,915	760,000	31,915	12,943,574	2-Aug-04	31-Aug-04	3.00%	12,183,574
5	30-Sep-04	791,043	760,000	31,043	12,183,574	31-Aug-04	30-Sep-04	3.00%	11,423,574
6	1-Nov-04	790,984	760,000	30,984	11,423,574	30-Sep-04	1-Nov-04	3.00%	10,663,574
7	30-Nov-04	786,293	760,000	26,293	10,663,574	1-Nov-04	30-Nov-04	3.00%	9,903,574
8	30-Dec-04	785,233	760,000	25,233	9,903,574	30-Nov-04	30-Dec-04	3.00%	9,143,574
9	31-Jan-05	784,800	760,000	24,800	9,143,574	30-Dec-04	31-Jan-05	3.00%	8,383,574
10	28-Feb-05	779,982	760,000	19,982	8,383,574	31-Jan-05	28-Feb-05	3.00%	7,623,574
11	31-Mar-05	780,051	760,000	20,051	7,623,574	28-Feb-05	31-Mar-05	3.00%	6,863,574
12	29-Apr-05	776,923	760,000	16,923	6,863,574	31-Mar-05	29-Apr-05	3.00%	6,103,574
13	31-May-05	776,554	760,000	16,554	6,103,574	29-Apr-05	31-May-05	3.00%	5,343,574
14	30-Jun-05	773,615	760,000	13,615	5,343,574	31-May-05	30-Jun-05	3.00%	4,583,574
15	1-Aug-05	772,432	760,000	12,432	4,583,574	30-Jun-05	1-Aug-05	3.00%	3,823,574
16	31-Aug-05	769,742	760,000	9,742	3,823,574	1-Aug-05	31-Aug-05	3.00%	3,063,574
17	30-Sep-05	767,805	760,000	7,805	3,063,574	31-Aug-05	30-Sep-05	3.00%	2,303,574
18	31-Oct-05	766,058	760,000	6,058	2,303,574	30-Sep-05	31-Oct-05	3.00%	1,543,574
19	30-Nov-05	763,932	760,000	3,932	1,543,574	31-Oct-05	30-Nov-05	3.00%	783,574
20	4-Jan-06	785,892	783,574	2,318	783,574	30-Nov-05	4-Jan-06	3.00%	-